Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We have issued our report dated March 7, 2014, on estimates of proved reserves, future production and income attributable to certain leasehold interest of Ring Energy, Inc. (“Ring”) as of December 31, 2013. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein in this Annual Report on Form 10-K of Ring (this “Annual Report”) and to all references to our firm in this Annual Report.  We hereby also consent to the (i) reference of such report and the information contained therein and to our firm in the Registration Statement of Ring on Form S-1 (File No. 333-191483, effective February 6, 2014), as it may be amended, and (ii) incorporation and reference of such report and the information contained therein and to our firm in the Registration Statement of Ring on Form S-8 (File No. 333-191485, effective October 1, 2013).

CAWLEY , GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

March 15, 2014